LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is dated as of this 28th day of April, 2017, by and between CODA OCTOPUS GROUP, INC., a Delaware corporation, CODA OCTOPUS PRODUCTS, INC., a Delaware corporation, and CODA OCTOPUS COLMEK, INC., a Utah Corporation (individually and/or collectively, the “Borrower”), and HSBC BANK USA, N.A., its successors and/or assigns (the “Lender”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Borrower and Lender agree as follows:

1. DEFINITIONS. As used in this Agreement the terms listed below shall have the following meanings unless otherwise required by the context:

a) Affiliate: An Affiliate of the Borrower shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with the Borrower. An entity shall be deemed to be “controlled by” another entity if such other entity possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such entity whether by contract, ownership of voting securities, membership interests or otherwise.

b) Business Day: Shall mean any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits, in London, England and New York, New York, and with respect to all other matters, any day other than a day on which commercial banks in New York, New York are authorized or required by law to close.

c) Capital Expenditures: Shall mean, for any period, the aggregate of all expenditures made by Borrower during such period that, in conformity with GAAP, required to be included in or reflected on the balance sheet as a capital asset of Borrower.

d) Capital Lease: Shall mean any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease. For avoidance of doubt, the determination of whether a lease is a Capital Lease shall be based upon GAAP as in effect on the date hereof and without giving effect to any future modification of GAAP resulting in operating leases being recharacterized as capital lease obligations for accounting purposes.

e) Capital Lease Obligations: Shall have the meaning provided in sub-clause (c) of the definition of “Indebtedness”.

f) Chief Financial Officer: Shall mean the person who is the senior manager or officer of Borrower who is responsible for overseeing the financial activities of Borrower and the preparation of the Borrower’s financial statements.

g) Collateral: Shall have the meaning ascribed to such term in the Security Agreement.

h) Equity Interests: Of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

i) Fixed Charge Coverage Ratio: shall mean (A) the sum of (i) earnings before interest, taxes, depreciation and amortization of Borrower, less (ii) income taxes, less (iii) distributions and dividends of Borrower, less (iv) maintenance Capital Expenditures and other unfinanced Capital Expenditures, divided by (B) the sum of principal and interest payments due under indebtedness.

j) GAAP: Shall mean generally accepted accounting principles in the United States of America in effect from time to time.

k) Governmental Authority: Any governmental or quasi-governmental authority, agency, authority, board, commission, or governing body authorized by federal, state or local laws or regulations as having jurisdiction over the Lender, or the Borrower.

l) Guarantor: Shall mean collectively, CODA OCTOPUS MARTECH LIMITED, a UK limited liability company, CODA OCTOPUS PRODUCTS PTY LTD, an Australian limited liability company, and CODA OCTOPUS PRODUCTS LIMITED, a UK limited liability company, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the obligations due under any Loan Document and “Guarantors” shall mean collectively all such Persons.

m) Guaranty: Shall mean any guaranty of the obligations due under any Loan Document of Borrower executed by a Guarantor in favor of Lender, including, without limitation, that certain Guaranty Agreement dated of even date herewith, as the same may be amended or modified from time to time.

n) Indebtedness: Of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include (a) all indebtedness, debt and similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness; (b) all indebtedness for borrowed money; (c) Capital Lease Obligations; (d) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (e) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (f) all guaranties of such Person with respect to Indebtedness described in subparagraphs (a) through (e) of this definition; (g) the net amount of all obligations then due of such Person under any interest rate hedge; and (h) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

o) Interest Expense: Shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period but without duplication (including the interest component of Capital Leases for such period), excluding interest paid in property other than cash.

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p) Loan: That certain loan in the original principal amount of up to EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00), as evidenced by the Note and secured by the Security Agreement and the other Loan Documents as provided herein.

q) Loan Document(s): Any and all documents evidencing, securing, or executed in connection with the Loan, including, without limitation, the Note, the Security Agreement and this Agreement.

r) Maturity Date: Means April ___, 2022.

s) Note: That certain Promissory Note dated as of even date herewith from Borrower in favor of Lender in the original principal amount of EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00) (as the same may be amended, restated, modified or replaced from time to time, the “Note”).

t) Permitted Liens: Means:

(a) liens in favor of Lender;

(b) liens for taxes or assessments or other governmental charges or levies if not yet due and payable or the non-payment of which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the Borrowers’ or the applicable Subsidiarys’ books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

(c) liens on leased equipment granted in connection with the leasing of such equipment in favor of the lessor of such equipment;

(d) liens of record as of the date hereof listed on Schedule 4(f) attached hereto; and

(e) liens securing the Subordinated Debt.

u) Person: A natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

v) Receivables: Shall mean and include as to Borrower, all of Borrower’s accounts, contract rights, instruments (including promissory notes and other instruments evidencing Indebtedness owed to Borrower by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

w) Security Agreement: Collectively, (i) that certain Security Agreement dated as of even date herewith from CODA OCTOPUS GROUP, INC. in favor of Lender, (ii) that certain Security Agreement dated as of even date herewith from CODA OCTOPUS PRODUCTS, INC. in favor of Lender, (iii) that certain Security Agreement dated as of even date herewith from CODA OCTOPUS COLMEK, INC. in favor of Lender, and any replacements or additions, and all modifications and amendments to any of the foregoing.

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x) Subordinated Debt: Shall mean Indebtedness of the Borrower approved by Lender from time to time, which shall be subordinated to the obligations under any Loan Document on terms satisfactory to Lender in its sole discretion, and all modifications, extensions or renewals thereof.

y) Subsidiary: Shall mean, with respect to any Person, a corporation or other entity of whose equity interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors or managers of such corporation or other entity, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

2. THE LOAN.

(a) The proceeds of the Loan shall be advanced on the date hereof to Borrower to be used to refinance existing indebtedness and for other business purposes of Borrower. Funds repaid under the Loan may not be reborrowed.

(b) Borrower shall pay principal and interest on the Loan in accordance with the terms of the Note. In addition, within thirty (30) days after Borrower’s delivery of its annual financial statements as required under Section 6(a) hereof, Borrower shall make an annual principal payment under the Loan in an amount equal to $700,000 each during the term of the Loan.

3. EXPENSES: Borrower shall pay all fees and charges incurred in the procuring and making of the Loan and all other expenses incurred by Lender during the term of the Loan, including without limitation Florida Documentary Stamp Taxes, if applicable, Florida Intangible Taxes, if applicable, recording expenses and the reasonable fees of the attorneys for Lender. The Borrower shall also pay any and all insurance premiums, taxes, assessments, and other charges, liens and encumbrances upon the Collateral. Such amounts, unless sooner paid, shall be paid from time to time as Lender shall request either to the Person to whom such payments are due or to Lender if Lender has paid the same.

4. WARRANTIES AND REPRESENTATIONS OF BORROWER. Borrower represents and warrants (which representations and warranties shall be deemed continuing) as follows:

a) Organization Status. Each Borrower is a corporation, (i) duly organized and existing under the laws of the jurisdiction of its formation, (ii) is in good standing under the laws of the jurisdiction of its formation, and (iii) Coda Octopus Products, Inc. is qualified to do business in the State of Florida.

b) Compliance with Laws. Borrower is in compliance in all material respects with all laws, regulations, ordinances and orders of all Governmental Authorities.

c) Accurate Information. All information now and hereafter furnished to Lender is and will be true, correct and complete in all material respects. Any such information relating to Borrower’s financial condition has and will accurately reflect such financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially and adversely since the date(s) of such documents.

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d) Authority to Enter into Loan Documents. Borrower has full power and authority to enter into the Loan Documents and consummate the transactions contemplated hereby, and the facts and matters expressed or implied in the opinions of its legal counsel are true and correct.

e) Validity of Loan Documents. The Loan Documents have been approved by those Persons having proper authority, and are in all respects legal, valid and binding according to their terms.

f) Priority of Lien on Personalty. Except for Permitted Liens, no chattel mortgage, bill of sale, security agreement, financing statement or other title retention agreement has been or will be executed with respect to any of the Collateral unless otherwise approved by Lender in accordance with the Security Agreement.

g) Conflicting Transactions of Borrower. The consummation of the transaction hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any lease, loan or credit agreement, or other instrument to which Borrower is a party or by which they may be bound or affected.

h) Pending Litigation. There are no actions, suits or proceedings pending against Borrower, the Collateral, or, to its knowledge, circumstances which could lead to such action, suits or proceedings against or affecting Borrower, the Collateral, or involving the validity or enforceability of any of the Loan Documents, before or by any Governmental Authority, except actions, suits and proceedings which have been specifically disclosed to and approved by Lender in writing, as more particularly provided on Exhibit “A” attached hereto; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority.

i) Condition of Collateral. The Collateral is not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

j) Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.

k) Sufficiency of Capital. Neither Borrower is, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.

l) ERISA. Each employee pension benefit plan, as defined in Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No “Prohibited Transaction” or “Reportable Event” (as both terms are defined by ERISA) has occurred with respect to any such plan.

m) Indemnity. Borrower will indemnify Lender and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Lender arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Document, except for claims arising from the gross negligence or willful misconduct of Lender.

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n) No Default. There is no Event of Default or default on the part of Borrower under this Agreement, the Note, or the Security Agreement, and no event has occurred and is continuing which with notice, or the passage of time, or either, would constitute an Event of Default under any provision thereof.

o) Anti-Terrorism Laws.

a) General. Neither Borrower nor any subsidiary or affiliate of Borrower is in violation of any anti-terrorism law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-terrorism law.

b) Executive Order No. 13224. Neither Borrower nor any affiliate of Borrower or their respective agents acting or benefiting in any capacity in connection with the Loan or other transactions hereunder, is any of the following (each a “Blocked Person”):

(i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a person or entity with which Lender is prohibited from dealing or otherwise engaging in any transaction by any anti-terrorism law;

(iv) a person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(v) a person or entity that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

(vi) a person or entity who is affiliated or associated with a person or entity listed above.

Neither Borrower nor any of its agents acting in any capacity in connection with the Loan or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

c) Sanctions. None of the Borrower, any of its Subsidiaries, any director or officer, or any employee, agent, or Affiliate, of the Borrower or any of its Subsidiaries is an individual or entity that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria.

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d) Anti-Bribery. None of the Borrower or any of its Subsidiaries nor to the knowledge of the Borrower, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). Furthermore, the Borrower and, to the knowledge of the Borrower, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and

The Borrower will not, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any person (including any person participating in the Loan, whether as underwriter, advisor, investor, or otherwise).

5. COVENANTS. Borrower covenants and agrees with Lender as follows:

a) Taxes. Borrower certifies that it has filed or caused to be filed all federal, state and other tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or in any manner due to be paid (including, but not limited to, ad valorem and personal property taxes) or on any assessment received by Borrower and not being contested in good faith, to the extent that such taxes have become due. Borrower further certifies that Borrower has paid all other taxes, levies and charges of any nature, including any governmental charges.

b) Notice of Litigation. Borrower shall promptly give Lender written notice of (a) a judgment entered against Borrower, or (b) the commencement of any action, suit, claim, counterclaim or proceeding against or investigation of Borrower which, if adversely determined, would materially adversely affect the business of Borrower, or which questions the validity of this Agreement, the Note, the Security Agreement, or any other actions or agreements taken or to be made pursuant to any of the foregoing.

c) Notice of Default. Borrower shall promptly give Lender written notice of any act of default under any agreement with Lender or under any other material contract to which Borrower is a party and of any acceleration of indebtedness caused thereby which would have a materially adverse effect to the business of Borrower.

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d) Reports. Borrower shall promptly furnish Lender with copies of all stockholder, governmental agency, and other special reports pertaining to or affecting Borrower, which would materially adversely affect the business of Borrower.

e) Change in Management of Borrower. Borrower shall not change its key management during the term of the Loan without the prior written consent of Lender, which shall not be unreasonably withheld.

f) Change in Fiscal Year. No Borrower shall change its fiscal year without the prior written consent of Lender. Borrower’s fiscal year ends on October 31.

g) Title to Collateral. Borrower will deliver to Lender, on demand, copies of any contracts, bills of sale, statements, receipted vouchers or agreements under which Borrower claims title to any of the Collateral.

h) Payment of Debts. Borrower shall pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.

i) Collection of Insurance Proceeds. Borrower will cooperate with Lender in obtaining for Lender the benefits of any insurance or other proceeds lawfully or equitably payable to it in connection with the transaction contemplated hereby and the collection of any indebtedness or obligation of Borrower to Lender incurred hereunder.

j) Indebtedness. Borrower shall not issue any evidence of Indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist Indebtedness in addition to Indebtedness to the Lender other than trade debt, value added tax (VAT), import duty and other similar tax obligations in the ordinary course of business. Guarantor shall not issue any evidence of Indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist Indebtedness in addition to Indebtedness to the Lender in excess of $250,000.

k) No Defaults. Borrower is not in default in the payment of the principal of or interest on any Indebtedness, including any Subordinated Debt, or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

l) Sale of Interest. There shall not be any sale or transfer of ownership of any interest in the Borrower without the Lender’s prior written consent unless such transfer shall not result in change in control of Borrower.

m) Loans or Advances. Borrower shall not make any loans or advance to any individual, partnership, corporation, limited liability company, trust or other organization or person, including without limitation, its officers and employees; provided, however, that Borrower may make advances to its employees, including its members or officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower; and provided further, however, that Borrower may extend credit in the ordinary course of business in accordance with customary trade practices.

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n) Distributions. Borrower shall not, without prior written permission of the Lender, make any distribution (including dividends or other one-time payments to any shareholders) to any of Borrower’s members, managers or shareholders in cash or in property or redeem, purchase or otherwise acquire, directly or indirectly, any interests, provided, so long as Borrower is not in default hereunder, such distributions may be made to the members, managers or shareholders of Borrower in such amounts as are necessary to pay the tax liability of such members, managers or shareholders due as a result of such member’s, manager’s or shareholder’s interest in the Borrower. Notwithstanding the foregoing, so long as no Event of Default shall exist, Borrower may make immaterial equity repurchases from employees upon the termination of their employment with Borrower; provided, however, Borrower shall remain in proforma compliance with the financial covenants contained herein after giving effect to any such repurchase and provide evidence satisfactory to Lender in its sole discretion of such compliance.

o) Investments. The Borrower shall not make investments in, or advances to, any individual, partnership, corporation, limited liability company, trust or other organization or person other than as previously specifically consented to in writing by the Lender. The Borrower will not purchase or otherwise invest in or hold securities, nonoperating real estate or other nonoperating assets or purchase all of substantially all of the assets of any entity other than as previously specifically consented to in writing by the Lender.

p) Merger. Borrower shall not merge or consolidate or be merged or consolidated with or into any other entity; provided, however, so long as no Event of Default shall have occurred, the co-Borrowers party to this Agreement may consolidate or merge entities so long as (i) the surviving entity remains in good standing and active, and (ii) Borrower provides Lender with prior written notice and copies of all proposed merger documentation.

q) Capital Expenditures. The Borrower shall not, directly or indirectly, make or commit to make Capital Expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of business for the purpose of (i) replacing or upgrading machinery, equipment, software or other personal property, and (ii) research and development.

r) Sale of Assets. Borrower shall not sell, lease or otherwise dispose of any of its assets, except in the ordinary and usual course of business and except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower’s business, provided that fair consideration is received therefor.

s) Restriction on Liens. Except for Permitted Liens, Borrower shall not grant any security interest in, or mortgage of, any of its properties or assets including the Collateral. Borrower shall not enter into any agreement with any person other than the Lender that prohibits the Borrower from granting any security interest in, or mortgage of, any of its properties or assets including the Collateral.

t) Guaranties. Borrower shall not guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging indebtedness of any other Person, or otherwise.

u) Further Assurances and Preservation of Security. Borrower will do all acts and execute all documents for the better and more effective carrying out of the intent and purposes of this Agreement, as Lender shall reasonably require from time to time, and will do such other acts necessary or desirable to preserve and protect the collateral at any time securing or intending to secure the Note, as Lender may require.

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v) No Assignment. Borrower shall not assign this Agreement or any interest therein and any such assignment is void and of no effect. Lender may assign this Agreement and any other Agreements contemplated hereby, and all of its rights hereunder and thereunder, and all provisions of this Agreement shall continue to apply to the Loan. Lender also shall have the right to participate the Loan with any other lending institution. Lender agrees to notify Borrower of any such assignment or participation.

w) Access to Books and Records. Borrower shall allow Lender, or its agents, after reasonable prior notice and during reasonable normal business hours, to access to Borrower’s books, records and such other documents, and allow Lender, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.

x) Business Continuity. Borrower shall conduct its business in substantially the same manner and locations as such business is now and has previously been conducted during the term of the Loan.

y) Insurance.

a) Borrower shall obtain, maintain and keep in full force and effect during the term of the Loan adequate insurance coverage, with all premiums paid thereon and without notice or demand, with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation:

(i) Public liability insurance insuring against all claims for personal or bodily injury, death, or property damage in such amounts as Lender may require. Such policy shall include an additional insured endorsement naming the Lender; and

(ii) Insurance in such amounts and against such other casualties and contingencies as may from time to time be reasonably required by Lender.

b) All policies of insurance required hereunder shall: (i) be written by carriers which are licensed or authorized to transact business in the State of Florida, and are rated “A” or higher, Class XII or higher, according to the latest published Best’s Key Rating Guide and which shall be otherwise acceptable to Lender in all other respects, (ii) provide that the Lender shall receive notice in accordance with industry standard principles from the insurer before a cancellation, modification, material change or non-renewal of the policy becomes effective, and (iii) be otherwise reasonably satisfactory to Lender.

c) Borrower shall not, without the prior written consent of Lender, take out separate insurance concurrent in form or contributing with regard to any insurance coverage required by Lender.

d) At all times during the term of the Loan, Borrower shall have delivered to Lender the original (or a certified copy) of all policies of insurance required hereby, together with receipts or other evidence that the premiums therefor have been paid (or are otherwise in full force and effect subject to a timely periodic payment plan).

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e) Not less than thirty (30) days prior to the expiration date of any insurance policy, Borrower shall deliver to Lender the original (or certified copy), or the original certificate, as applicable, of each renewal policy, together with receipts or other evidence that the premiums therefor have been paid (or are otherwise in full force and effect subject to a timely periodic payment plan).

f) The delivery of any insurance policy and any renewals thereof, shall constitute an assignment thereof to Lender, and Borrower hereby grants to Lender a security interest in all such policies, in all proceeds thereof and in all unearned premiums therefor.

z) Indemnification. Borrower hereby indemnifies and holds Lender, its directors, officers, agents, employees and attorneys harmless from and against any liability, loss, expenses, damage of any nature, and claims, including, without limitation, any and all present or future environmental liability or costs related to the Premises, brokers’ claims, arising in connection with the Loan, except for claims arising from the gross negligence or willful misconduct of Lender, its directors, officers, agents, employees or attorneys.

aa) Primary Deposit Relationship. At all times during the term of the Loan, Borrower shall maintain a deposit relationship with Lender.

bb) Anti-Terrorism Laws. Borrower shall not nor shall it permit any subsidiary, affiliate or agent to:

a) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.

b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other anti-terrorism law. Borrower shall deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with this Section.

d) Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loan, whether as underwriter, advisor, investor or otherwise).

e) No part of the proceeds of the Loan will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law.

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6. FINANCIAL STATEMENTS. Each Borrower and/or Guarantor, as applicable, will furnish to Lender:

a)	As soon as available to CODA OCTOPUS, INC., but in any event within 150 days after the close of each fiscal year, annual audited financial statements, including consolidated and consolidating information, if applicable, prepared in form acceptable to Lender, which shall be prepared by a certified public accountant acceptable to Lender;

b)	As soon as available to CODA OCTOPUS, INC., but in any event within 45 days after the close of each fiscal quarter, a full and complete signed copy of internally prepared financial statements, including consolidated and consolidating information, prepared in form acceptable to Lender, which shall include a balance sheet of the Borrower, as of the end of such quarter, and statement of profit and loss of the Borrower reflecting the results of its operations during such quarter. Such statements shall include a detailed schedule of accounts receivable aging, accounts payable aging, construction in progress report, and completed contracts report in form acceptable to Lender. Together with the submission of such financial statements, Borrower shall deliver a Covenant Compliance Certificate in the form attached hereto as Exhibit B verifying Borrower’s compliance with all financial covenants contained herein and certifying that no Event of Default then exists.

c)	As soon as available to CODA OCTOPUS, INC., but in any event within 150 days after the close of each fiscal year, filed Federal business tax returns, including all schedules thereto, prepared by a certified public accountant acceptable to Lender on an accrual basis for the prior year on or before March 31 of each year, or by such other date approved by the Lender; provided, however, in the event the Borrower files an extension to the tax returns, the tax return shall be due on or before 30 days of such filing, but not later than November 15 of each year.

d)	From time to time, such financial data and information about Borrower as Lender may reasonably request, to be delivered concurrently with the financial data and information required under this Section 6; and

e)	Any financial data and information about the Guarantor of the obligations as Lender may reasonably request, to be delivered concurrently with the financial data and information required under this Section 6.

7. FINANCIAL COVENANTS. The Borrower will not at any time or during any fiscal period (as applicable) fail to be in compliance with any of the financial covenants in this Section, which financial covenants shall be tested on an annual basis at Borrower’s fiscal year end unless specified otherwise in this Section 7.

a) Minimum Fixed Charge Coverage Ratio. At all times during the term of the Loan, Borrower shall maintain a combined Fixed Charge Coverage Ratio of not less than 1.50 to 1.00. This covenant shall be tested quarterly on a trailing twelve (12) month basis.

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b) Total Liabilities to Tangible Net Worth. Borrower shall maintain an aggregate ratio of total liabilities to tangible net worth not to exceed 3.00 to 1.00. This covenant shall be tested quarterly.

8. DEFAULT. “Event of Default” shall mean the occurrence of one or more of any of the following events:

a) default of any liability, obligation covenant or undertaking of the Borrower or any guarantor of the obligations to the Lender, hereunder or otherwise, including, without limitation, failure to pay in full when due any installment of principal or interest or default of the Borrower or any guarantor of the obligations under any other Loan Document or any other agreement with the Lender continuing for 15 days with respect to any default (other than with respect to the payment of money for which there is no grace period;

c) failure of the Borrow to maintain aggregate collateral security value satisfactory to the Lender continuing for 15 days;

d) default of any material liability, obligation or undertaking of the Borrower or any guarantor of the obligations to any other party continuing for 15 days;

e) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower or any guarantor of the obligations in connection with this Agreement or in any supporting financial statement of the Borrower or any guarantor of the obligations shall be determined by the Lender to have been false or misleading in any material respect when made;

f) if the Borrower, or any guarantor hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity (except as permitted under Section 4(p) above), or its easing to carry on actively its present business or the appointment of a receiver for its property;

g) the institution by or against the Borrower, any endorser or any guarantor hereof of any proceedings under the Bankruptcy Code 11 USC Section 101 et seq. or any other law in which the Borrower, any endorser or any guarantor hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower, any endorser or any guarantor hereof of an assignment for the benefit of credits or the granting by the Borrower, any endorser or any guarantor hereof of a trust mortgage for the benefit of creditors (each of the foregoing in this subclause an “Insolvency Default”);

h) the service upon the Lender of a writ in which the Lender is named as trustee of the Borrower or any guarantor hereof;

i) a judgment or judgments for the payment of money shall be rendered against the Borrower or any guarantor hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

j) any levy, lien (including mechanics lien) except as permitted under any of the other loan documents between the Lender and the Borrower, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower or any guarantor hereof;

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k) the termination or revocation of any guaranty hereof; or

l) the occurrence of such a change in the condition or affairs (financial orotherwise) of the Borrower, any endorser or any guarantor hereof, or the occurrence of any other event or circumstance, such that the Lender, in its sole discretion, deems that it is insecure or that the prospects for timely payment or performance of any obligation of the Borrower, any endorser or any guarantor hereof to the Lender has or may be impaired.

9. REMEDIES OF LENDER. Upon the happening of an Event of Default, then Lender may, at its option, upon written notice to Borrower:

a) Cancel this Agreement;

b) Commence an appropriate legal or equitable action to enforce performance of this Agreement;

c) Accelerate the payment of the Note and the Loan and any other sums secured by the Security Agreement, apply all or any portion of any equity funds toward payment of the Loan, and commence appropriate legal and equitable action to collect all such amounts due Lender; and

d) Exercise any other rights or remedies Lender may have under the Security Agreement or other Loan Documents referred to in this Agreement or executed in connection with the Loan or which may be available under applicable law.

10. GENERAL TERMS. The following shall be applicable throughout the period of this Agreement or thereafter as provided herein:

a) Rights of Third Parties. All conditions of the Lender hereunder are imposed solely and exclusively for the benefit of Lender and its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will make advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of this Agreement or the Loan Documents, any provisions of which may be freely waived in whole or in part by the Lender at any time if, in its sole discretion, it deems it desirable to do so.

b) Borrower is not Lender’s Agent. Nothing in this Agreement, the Note, the Security Agreement or any other Loan Document shall be construed to make the Borrower the Lender’s agent for any purpose whatsoever, or the Borrower and Lender partners, or joint or co-venturers, and the relationship of the parties shall, at all times, be that of debtor and creditor.

c) Evidence of Satisfaction of Conditions. Lender shall, at all times, be free independently to establish to its good faith and satisfaction, and in its absolute discretion, the existence or nonexistence of a fact or facts which are disclosed in documents or other evidence required by the terms of this Agreement.

d) Headings. The headings of the sections, paragraphs and subdivisions of this Agreement are for the convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

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e) Invalid Provisions to Affect No Others. If performance of any provision hereof or any transaction related hereto is limited by law, then the obligation to be performed shall be reduced accordingly; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Agreement in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Agreement shall remain operative and in full force and effect.

f) Application of Interest to Reduce Principal Sums Due. In the event that any charge, interest or late charge is above the maximum rate provided by law, then any excess amount over the lawful rate shall be applied by Lender to reduce the principal sum of the Loan or any other amounts due Lender hereunder.

g) Governing Law. The laws of the State of Florida shall govern the interpretation and enforcement of this Agreement, without regard to its principles of conflict of law.

h) Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the others and shall apply jointly and severally.

i) Waiver. If Lender shall waive any provisions of the Loan Documents, or shall fail to enforce any of the conditions or provisions of this Agreement, such waiver shall not be deemed to be a continuing waiver and shall never be construed as such; and Lender shall thereafter have the right to insist upon the enforcement of such conditions or provisions. Furthermore, no provision of this Agreement shall be amended, waived, modified, discharged or terminated, except by instrument in writing signed by the parties hereto.

j) Notices. All notices from the Borrower to Lender and Lender to Borrower required or permitted by any provision of this Agreement shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed as follows:

TO LENDER:	HSBC Bank USA, N.A.
2929 Walden Avenue, C-111
Depew, New York 14043
Attention: Commercial Banking

TO BORROWER:	7380 Sand Lake Suite, Suite 500
Orlando, Florida 32819

Such addresses may be changed by such notice to the other party. Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.

k) Successors and Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their heirs, legal representatives, successors and assigns; but nothing herein shall authorize the assignment hereof by the Borrower.

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l) USA Patriot Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

m) Counterparts, Facsimiles. This Agreement and any of the Loan Documents may be executed in counterparts. Each executed counterpart of this Agreement or any Loan Document will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by facsimile by such party to the other party hereto shall be binding on the sending party when such facsimile is sent, and such sending party shall within ten (10) days thereafter deliver to the other parties a hard copy of such executed counterpart containing the original signature of such party or its authorized representative.

n) Conflict. In the event of a conflict between n the terms of this Agreement and the other Loan Documents, the terms of this agreement shall control.

o) WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT TO BE CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed on the date first above written.

BORROWER:

CODA OCTOPUS GROUP, INC., a Delaware corporation

By:	/s/
Mike Midgley, Acting Chief Financial Officer

CODA OCTOPUS PRODUCTS, INC., a Delaware corporation

By:	/s/
Mike Midgley, Acting Chief Financial Officer

CODA OCTOPUS COLMEK, INC., a Utah corporation

By:	/s/
Mike Midgley, Chief Executive Officer

LENDER:

HSBC BANK USA, N.A.

By:	/s/
Joseph A. Davis, Senior Vice President

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Exhibit “A”

Existing Litigation of Borrower

None.

Exhibit “B”

FORM OF COMPLIANCE CERTIFICATE (BORROWER)

________________ ____, 201__

I refer to the Loan Agreement dated April ___, 2017, between CODA OCTOPUS, INC., a Delaware corporation, CODA OCTOPUS PRODUCTS, INC., a Delaware corporation, and CODA OCTOPUS COLMEK, INC., a Utah corporation (individually and/or collectively the “Borrower”), and HSBC BANK USA, N.A. (“HSBC” or “Lender”) (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”). Unless otherwise defined herein, terms defined in the Loan Agreement are used herein with the same meanings.

I, __________________________, holding the office of each Borrower set forth below, do hereby certify on behalf of the Borrower as of the quarter ending ____________________, (the “Report Date”), as follows:

(1) The Borrower has performed and complied in all material respects with all covenants and conditions contained in the Loan Documents;

(2) No Event of Default (as defined in the Loan Agreement) has occurred and is continuing or exists under the Note and the other Loan Documents;

(3) All representations and warranties of the Borrower are true and correct in all material respects on the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) or by their nature can no longer be true and correct as the result of events not prohibited by the Loan Documents;

(4) Borrower has maintained an aggregate Fixed Charge Coverage Ratio of not less than 1.50 to 1.00 [actual of ______ to 1.00 based on calculations attached];

(5) Borrower has maintained an aggregate ratio of total liabilities to tangible net worth of less than 3.00 to 1.00 [actual of ______ to 1.00 based on calculations attached]; and

(6) Borrower has made all principal payments, including the annual $700,000 payment, under the Loan when due.

Supporting financial information and covenant calculations are included in the financial statements and other information attached hereto.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________________, 20__.

BORROWER:

CODA OCTOPUS GROUP, INC., a Delaware corporation

By:
Name:
Title:

CODA OCTOPUS PRODUCTS, INC., a Delaware corporation

By:
Name:
Title:

CODA OCTOPUS COLMEK, INC., a Utah corporation

By:
Name:
Title: